Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Wins at Fifth Circuit Court of Appeals

Fifth Circuit Reverses Judgment, Finds No False Claims Act Violation

DALLAS - October 2, 2017 - Trinity Industries, Inc. (NYSE:TRN) announced today that on September 29, 2017, the United States Court of Appeals for the Fifth Circuit (“Fifth Circuit”) ruled that Trinity Industries, Inc. and Trinity Highway Products, LLC (together, the "Company") did not commit fraud, reversing the District Court’s $682.4 million False Claims Act judgment and rendering judgment for the Company.

The Company is pleased with the panel’s unanimous opinion reversing the judgment. As the Fifth Circuit noted, the federal government has consistently reaffirmed the ET Plus® System meets all federal safety performance standards. This ruling confirms our long-standing belief that no fraud was committed.

Please refer to the Company’s Form 8-K issued contemporaneously with this Press Release as well as Note 18 to the financial statements in Trinity’s Form 10-K for the period ended December 31, 2016, and Form 10-Q for the period ended June 30, 2017, for additional information about Joshua Harman, on behalf of the United States of America, Plaintiff/Relator v. Trinity Industries, Inc., Defendant and the Company’s highway products and other litigation.

Information from the FHWA pertaining to the ET Plus® System may be found at: http://www.fhwa.dot.gov/guardrailsafety/.
Additional facts and product information related to the ET Plus® System may be found at: www.etplusfacts.com.

*****************************************************************************
COMPANY DESCRIPTION

Trinity Industries, Inc., headquartered in Dallas, Texas, is a diversified industrial company that owns complementary market-leading businesses providing products and services to the energy, chemical, agriculture, transportation, and construction sectors, among others. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Trinity Highway Products, LLC is a subsidiary of Trinity Industries, Inc.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the most recent fiscal year.

Investor Contact:
Preston Bass
Director, Investor Relations
Trinity Industries, Inc.
214/631-4420

Media Contact:
Jack Todd
Vice President, Public Affairs
Trinity Industries, Inc.
214/589-8909
- END -